Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 8, 2024 (except Note 21 and Note 22, as to which the date is February 27, 2025) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-284501) of Primo Brands Corporation.

/s/ Ernst & Young LLP

Hartford, CT

March 4, 2025